UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, the Board of Directors approved the appointment of Gregory A. Gould as Chief Financial Officer and Chief Administrative Officer of New Age Beverages Corporation (the “Company”). Mr. Gould will replace John Price who resigned for personal family reasons as Chief Financial and Chief Administrative Officer effective October 5, 2018.

Mr. Gould, 52 has served as Chief Financial Officer of Therapure—Products (Evolve Biologics), a subsidiary of Therapure BioPharma, Inc., since November 2017. Mr. Gould also served as Chief Financial Officer, Treasurer and Secretary of Aytu BioScience, Inc., or Aytu (NASDAQ: AYTU), from April 2015 until November 2017, and he was the Chief Financial Officer, Secretary and Treasurer of Ampio Pharmaceuticals, Inc., or Ampio (NASDAQ: AMPE), from June 2014 until June 2017. From April 2012 until June 2014, Mr. Gould provided financial and operational consulting services to the biotech industry. Mr. Gould also served as Chief Financial Officer and as President and CEO for an interim period for SeraCare Life Sciences, Inc., or SeraCare, from November 2006 until the company was sold to Linden Capital Partners in April 2012. Mr. Gould has held several other executive positions at publicly traded life sciences companies including the Chief Financial Officer role at Atrix Laboratories, Inc., or Atrix, an advanced drug delivery company where he was instrumental in the sale of the company to QLT, Inc. for over $855 million. Mr. Gould was also the Chief Financial Officer at Colorado MedTech, Inc., a publicly traded medical device design and manufacturing company where he negotiated the transaction to sell the company to KRG Capital Partners. Mr. Gould began his career as an auditor with Arthur Andersen, LLP. He currently serves on the board of directors of CytoDyn, Inc. (OTC:CYDY), a publicly traded drug development company pursuing anti-viral agents for the treatment of HIV. Mr. Gould graduated from the University of Colorado with a BS in Business Administration and is a Certified Public Accountant.

In connection with the appointment of Mr. Gould, the Company entered into an offer letter of employment agreement, or the Agreement, with Mr. Gould. The Agreement provides for an initial base salary of $325,000 per annum, with an annual target cash bonus equal to a range from 35% to 140% of the base salary. The Agreement further provides for equity and other incentives to be awarded pursuant to achievement of certain performance metrics.

There is no arrangement or understanding between Mr. Gould and any other person pursuant to which he was selected as an officer of the Company. There is no family relationship between Mr. Gould and any director or executive officer of the Company, and Mr. Gould is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 9.01
Financial Statements and Exhibits

(d)   Exhibits.

Number	Description
99.1	Press Release issued on October 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: October 12, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer

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